UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2011

THE ACTIVE NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35187	33-0884962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10182 Telesis Court, Suite 100 San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

(858) 964-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Items

In the third quarter of 2011, The Active Network, Inc. (the “Company”) identified previously unreported registration data during the first and second quarters of 2011. As a result, the Company underreported the number of registrations for these prior periods. The Company identified that the underreporting resulted primarily from the prior lack of the reporting systems of two new state customers. The underreporting has no impact on the Company’s prior financial statements, nor does the Company believe the underreporting has a material adverse effect on its business. The following table reconciles the “as reported” registration numbers with the “as corrected” registration numbers (in thousands):

Prior Period	As Reported	As Corrected
First Quarter	13,931	14,859

Second Quarter	22,926	24,597

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ACTIVE NETWORK, INC.

Date: November 4, 2011	/s/ Scott Mendel
Scott Mendel
Chief Financial Officer
(principal financial and accounting officer)